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                                                                     Exhibit 4.8

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of July 23, 1999 (the "Effective Date"), by and among NET-TEL COMMUNICATIONS, INC., a Delaware corporation (the "Company"), JAMES F. KENEFICK ("Kenefick"), WILLIAMS COMMUNICATIONS, INC., a Delaware corporation ("Williams,"and together with Kenefick, the "Existing Stockholders") and certain persons and entities listed on Schedule 1 of the Purchase Agreement, as defined below (each a "Purchaser"
   ----------
and collectively, the "Purchasers").

          WHEREAS, the Company has agreed to provide the Existing Stockholders certain registration rights with respect to the Common Stock of the Company in order to induce them to invest in the Company and to keep them as investors of the Company;

          WHEREAS, the Company is simultaneously entering into the Securities Purchase Agreement dated as of the Effective Date by and among the Company and the Purchasers (as amended from time to time,the "Purchase Agreement"), which provides for the Company's issuance of shares of the Company's Series B Convertible Preferred Stock (the "Preferred Stock"). As an inducement to the Purchasers to enter into the Purchase Agreement, the Company agreed to provide to the Purchasers certain registration rights with respect to the Common Stock of the Company which may be acquired by the conversion of the Preferred Stock subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

     1.   Registration Rights.
          -------------------

          1.1  (a)  Certain Definitions.  As used in this Agreement, the
                    -------------------
following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the Common Stock, par value $0.0001 per share, of the Company.

          "Holders" means the Existing Stockholders, the Purchasers and any Person who acquires any Registrable Shares in accordance with Section 2.1
                                                              -----------
hereof.

          "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Public Offering" means a public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor provision) or to an employee benefit plan of the Company.
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          "Registrable Shares" means all shares of Common Stock held by the
Holders and all shares of Common Stock issued or issuable to the Holders upon the conversion of the Preferred Stock, options or warrants; provided, however,
                                                            --------  -------
that Registrable Shares shall cease to be Registrable Shares (1) when they have been sold to the public pursuant to a public offering registered under the Securities Act (or any successor provision) or (2) when they may be sold pursuant to Rule 144 under the Securities Act, based on the written opinion of counsel for the Company that, without compliance with the registration and prospectus delivery requirements of the Securities Act, no transfer restrictions or restrictive legends will appear upon the shares following the consummation of such sale.

          "Registration Expenses" means all expenses to be incurred by the Company in connection with the Existing Stockholders' and Purchasers' exercise of their registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Registration Statement" means a registration statement on Form S-1 or other appropriate form.

          "Required Holders" means the Holders of at least eighty percent (80%)of the Registrable Shares.

          "Securities Act means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated under such Act, as they may, from time to time, be in effect.

          "Selling Expenses" means all underwriting discounts and selling commissions and transfer taxes applicable to the sale of Registrable Shares and all fees and disbursements of counsel for the Holders.

          "Subscription Price" means the amount payable to the Company in consideration of the initial issuance of the Registrable Shares or the securities from which the Registrable Shares were issued, whether by way of conversion, exercise, stock dividend, stock-split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

               (b) Registration and Offering Rights.  The Company hereby grants
                   --------------------------------
to the Holders the applicable demand and piggyback rights with respect to the Registrable Shares set forth in this Article 1. The Company covenants that,
                                     ---------
upon a Demand (as hereinafter defined), the Company, at its expense, will use its best efforts to prepare or cause to be prepared financial statements (including financial statements reconciled to United States generally accepted accounting principles in accordance with the applicable requirements of the Securities Act, as may be appropriate for the intended method of disposition specified in the Demand) and disclosure documents (prepared in accordance with the applicable requirements of the Securities Act for a Public Offering) and otherwise take all necessary steps with a view to filing a registration statement with the Commission with respect to a Public Offering as soon as possible but in any event no later than specified below.

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          1.2  Demand Registration.  At any time one hundred eighty (180) or
               -------------------
more days after the closing of the Company's initial firm commitment, underwritten Public Offering, the Holders of an aggregate of at least fifty percent (50%) of the then outstanding Registrable Shares may request that the Company effect the registration under the Securities Act of all or part of such Registrable Shares (a "Demand"). Upon receipt of such request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within twenty (20) days after the receipt of notice from the Company, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election. Upon receipt of the Demand and all such elections, the Company shall (subject to Section 1.3 hereof), as expeditiously as possible, use
                          -----------
its best efforts to effect the registration, on the appropriate form of Registration Statement, of all of the Registrable Shares submitted by the Holders electing to participate in the proposed registration; provided, however,
                                                              --------  -------
that nothing in this Section 1.2 shall obligate the Company to effect a
                     -----------
Registration Statement to register a number of Registrable Shares that would have an aggregate offering price to the public of less than Five Million Dollars ($5,000,000). The Holders shall have the right to have the Company effect (a) two (2) Demands of Registrable Shares pursuant to this Section 1.2; provided
                                                       -----------  --------
that such Demands shall be at least twelve (12) months apart or (b) if the Company is eligible to register its securities on Form S-3 (or any successor form), an unlimited number of Demands pursuant to this Section 1.2; provided that such Demands shall be at least one hundred twenty (120) days apart.

          1.3  Registration Process.
               --------------------

               (a) Notwithstanding any provision in this Agreement to the contrary, if the Board of Directors of the Company determines in its reasonable judgment, at the time it receives a request to register Registrable Shares pursuant to Section 1.2, that (i) there shall be an adverse effect on a then
            -----------
contemplated Public Offering of the Company's securities, (ii) the registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company that is pending or imminent, (iii) the disclosures that would be required to be made by the Company in connection with such registration would be materially harmful to the Company because of transactions then being considered by, or other events then concerning, the Company, or (iv) registration at the time would require the inclusion of pro forma or other information, which requirement the Company is reasonably unable to comply with without incurring material expense, and the Company promptly gives each Holder, in the case of any registration statement referred to in Section 1.2, notice of that determination
                                      -----------
(it being understood, however, that in any such event, the Company shall use best efforts to minimize the length of the postponement), then the Company may defer the filing of the registration statement which is required to effect any registration pursuant to Section 1.2 for a reasonable period of time, but not in
                         -----------
excess of ninety (90) calendar days. If the Company shall so postpone the filing of a registration statement, the Holders, in the case of any registration statement referred to in Section 1.2, shall have the right to withdraw their
                         -----------
request to register the Registrable Shares by giving written notice to the Company within thirty (30) days after the receipt of the notice of the postponement and, in the event of the withdrawal, the demand that was withdrawn shall not be deemed to have been made.

               (b) An offering or filing of a registration statement will not count as a Demand until the registration statement has become effective (for Public Offerings only) and the firm commitment underwriting or purchase agreement with respect to the Demand has been

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executed and delivered by all parties thereto, and such registration statement remains continuously effective for the lesser of (i) the period during which all Registrable Shares registered in the Demand are sold, and (ii) one hundred eighty (180) days; provided that if, after a Registration Statement for a
                   --------
Public Offering has become effective or after the firm commitment underwriting or purchase agreement with respect to the Demand has been executed and delivered by all parties thereto, (A) an offering of Registrable Shares is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, or (B) the conditions to closing specified in the underwriting or purchase agreement are not satisfied or waived, then, in either case, such offering will be deemed not to have been effected and shall not count as a Demand. The requesting Holders may abandon the Demand at any time before the filing of the related registration statement with the Commission without it counting as a Demand and shall retain the demand rights hereunder.

               (c) The requesting Holders holding a majority of the Registrable Shares to be included in the Demand offering (the "Majority Requesting Holders") shall have the right to select the managing underwriters for the Demand offering so long as such underwriter is a firm of nationally recognized standing and reasonably acceptable to the Company.

               (d) No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand offering unless the managing underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price (based on a price range acceptable to the Majority Requesting Holders) or success of the Demand offering (a "Material Adverse Effect").

          1.4  Piggy-Back Registration Rights.
               ------------------------------

               (a) If at any time or from time to time after the Company's initial Public Offering, the Company shall determine to register any of its securities for its own account or for any other holder of securities of the Company (except for registration on Form S-4 or S-8 or any successor or similar forms), the Company will: (i) promptly (and at least thirty (30) days prior to the anticipated filing date) give the Holders written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and (ii) include in such registration (and any related qualification under blue sky laws or other compliance solely in such jurisdictions) and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests made by the Holders within thirty (30) days after receipt of such written notice from the Company, except as set forth in Section 1.4(b) below.
                --------------

               (b) The right of the Holders to registration pursuant to Section
                                                                   -------
1.4(a) shall be conditioned upon the Holders' participation in the underwriting
------
and the inclusion of the Holders' Registrable Shares in the underwriting to the extent provided herein. The Holders electing to have Registrable Shares included in the offering and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. The Company shall, and shall use its best efforts to cause the underwriters to, permit each Holder who has requested to participate in the offering to include such Holder's Registrable Shares in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding any other provision of this Section 1.4, if,
                                                               -----------
in the opinion of the underwriter, the underwriter determines in good faith that

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

marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all Holders and the Company will include in such registration, to the extent of the number which the Company is so advised can reasonably be expected to be sold in (or during the time of) such offering, (i) first, all securities proposed by the Company to be sold for its own account, (ii) then, shares requested to be included in such registration by shareholders with piggyback registration rights which (x) by their terms take priority over the piggyback registration rights granted hereunder and (y) have been granted with the prior written consent of the Required Holders, (iii) then, the Registrable Shares requested to be included in such registration by the Holders pursuant to this Agreement and shares requested to be included in such registration by shareholders with piggyback registration rights which by their terms are pari pasu with the rights granted hereunder, pro rata among all such selling shareholders on the basis of the estimated aggregate gross proceeds from the sale thereof, and (iv) finally, other securities to be sold by holders, pro rata among all sellers on the basis of the estimated aggregate gross proceeds from the sale thereof. To facilitate the allocation of shares in accordance with the foregoing provision, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest ten (10) shares. If any of the Holders disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter.

          1.5  Holdback.
               --------

               (a) If any Holder or Holders shall have declined to include any of their Registrable Shares in a Registration Statement filed pursuant to
Section 1.2 or Section 1.4 and in any event with respect to  the Company's
-----------    -----------
initial Public Offering, such Holder or Holders agree now, and agree to sign such supplemental agreements as the managing underwriter shall request, that they will not effect any public sale or distribution of any shares of Common Stock (other than those, if any, being sold pursuant to the Registration Statement) until one hundred twenty (120) days after the effective date of such Registration Statement, or such longer period, not to exceed one hundred eighty
(180) days, as may be requested by the managing underwriter.

               (b) The Company agrees not to effect any sale or distribution of any securities similar to those being offered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen
(14) days prior to, and during the ninety (90) day period beginning on, the date of any final offering circular or other offering material which includes Registrable Shares (unless such sale or distribution is pursuant to such Registration Statement or the Holders of a majority of the shares of Registrable Shares to be included in such offering consent).

          1.6  Registration Procedures.  In connection with the offering of
               -----------------------
Registrable Shares pursuant to Section 1.2 or Section 1.4 hereof, the Company
                               -----------    -----------
shall keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

               (a) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter keep the Registration Statement effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, which first occurs;

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

               (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

               (c) furnish at least five (5) business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto and any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of Registrable Shares to be included in such registration (the "Investor Counsel"), and copies of all such documents proposed to be filed (it being understood that such five (5) business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

               (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of up to one hundred eighty (180) days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (e) enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares;

               (f) notify each Holder of Registrable Shares covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) use best efforts to obtain the withdrawal of any order suspending or withdrawing the authorization for an offering, the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment;

               (h) use best efforts to register or qualify such Registrable Shares as promptly as practicable under such other securities or blue sky law of such jurisdictions as the Holders or managing underwriters reasonably (in light of the intended plan of distribution) request and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holders or managing underwriters to complete the disposition in such jurisdiction of the Registrable Shares owned by such selling Holders; provided
                                                                      --------
that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1.6(h), (ii) subject itself to taxation in any such jurisdiction,
     --------------
(iii) consent to service of process in any such jurisdiction (other than with respect to matters relating to the registration), or (iv) undertake compliance with substantive requirements of the blue sky law or regulations (other than the primary jurisdiction in which the

Demand offering is requested to be made) that are unreasonably burdensome or onerous, including escrow requirements;

               (i) use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of the Registrable Shares and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to the Holders requesting registration of the Registrable Shares;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

               (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (l) list such Registrable Shares on any national securities exchange or Nasdaq on which any shares of the Common Stock are listed or quoted or, if the Common Stock is not listed on a national securities exchange or quoted on Nasdaq, use its best efforts to qualify such Registrable Shares for inclusion on such national securities exchange as the holders of a majority of such Registrable Shares shall request;

               (m) use best efforts to cause such Registrable Shares and the Demand offering to be registered with or approved by such other governmental agencies, authorities, and board of directors and stockholders of the Company to enable the selling Holders thereof to complete the disposition of such Registrable Shares;

               (n) enter into customary agreements in customary form (including an underwriting or purchase agreement) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares; and

               (o) make available for inspection by a representative Holder designated in writing to the Company by the Majority Requesting Holders (the "Representative"), any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional designated by the Representative or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility; cause the Company's officers, directors, examiners, accountants, attorneys, employees and subsidiaries to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement, and cooperate and assist in the performance of any due diligence investigation by any underwriter, including any qualified independent underwriter, or any selling Holder (notwithstanding the forgoing, the Company shall have no obligation to disclose a Record to the Inspectors if the Company reasonably determines that such disclosure is reasonably likely to have an adverse effect on the Company's ability to assert the existence of any attorney-client privilege with respect thereto).

          1.7  Suspension of Dispositions.  Following the effectiveness of any
               --------------------------
Registration Statement pursuant to this Agreement, the Company may, at any time, suspend the effectiveness of such Registration Statement and sales thereunder for up to sixty (60) days, as appropriate (a "Suspension Period"), by giving notice to each Holder (or underwriter, if any) selling thereunder, if the Company shall have determined that the Company is required to disclose any material corporate development which disclosure (i) could be reasonably expected to have a material adverse effect on the Company, (ii) could be reasonably expected to have a material adverse effect on the transaction or matter to be disclosed, or (iii) would be detrimental to the Company or its stockholders. Notwithstanding the foregoing, no more than two (2) Suspension Periods (i.e.,
                                                                        ----
one hundred and twenty (120) days) may occur in immediate succession, and the Company shall use its best efforts to limit the duration and number of any suspension periods. The Holder agrees (and shall require that any underwriter agree) that, upon receipt of any notice from the Company of any Suspension Period, the Holder shall forthwith discontinue disposition of shares covered by the Registration Statement or prospectus until such Holder (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed,
(ii) has received copies of a supplemental or omitted prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. No Registration Statement will be considered effective during any Suspension Period for purposes of any provision of this Agreement that relates to the time period for which a Registration Statement shall remain effective.

          1.8.  Registration Expenses.  All Registration Expenses incurred in
                ---------------------
connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, whether or not such registration becomes effective, and all Selling Expenses shall be borne by the Holder, whether or not such registration becomes effective.

          1.9. Indemnification; Contribution.
               -----------------------------

               (a) The Company will indemnify and hold harmless to the full extent permitted by the law each Holder, each of its officers, directors, agents, underwriters, attorneys, accountants and employees of each Holder, and each person controlling the Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages liabilities and expenses (or actions in respect thereof) arising out of, based on or related to any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other offering materials, (including, without limitation, any related Registration Statement, notification or the like) relating to any such registration, qualification or compliance, or arising out of, based on or related to any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents, underwriters, attorneys, accountants and employees of each Holder, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of, is based on or related to any untrue statement or omission based upon written information furnished to the Company by the Holder and stated to be specifically for use therein.

          (b) The Company may require, as a condition to including any Registrable Shares in any registration statement filed pursuant to Section 1.2
                                                                   -----------
or Section 1.4, that the Company shall have received an undertaking reasonably
   -----------
satisfactory to the Company from the Holder of such Registrable Shares to indemnify and hold harmless to the full extent permitted by the law the Company, each of its directors, officers, agents, attorneys, accountants and Company employees and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other shareholder (if any), and each of their officers, directors and partners, and each person controlling such other shareholder against all claims, losses, damages, liabilities and expenses (or actions in respect thereof) arising out of based on or related to any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other shareholders and their directors, officers, agents, attorneys, accountants and Company employees and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein, and provided that the maximum amount for which the Holder shall be liable under this indemnity shall not exceed the net proceeds received by the Holder from the sale of the Registrable Shares.

          (c) Each party entitled to indemnification under this Section 1.9 (the
                                                                -----------
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) Contributions.  If the indemnification provided for in this
              -------------
Agreement shall for any reason be unavailable or insufficient to an indemnified party under this Section 1.9 in respect of any loss, claim, damage or liability,
                 -----------
or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand and the holders of the Registrable Shares included in the offering on the other hand, from the offering of the Registrable Shares and (ii) the relative fault of the Company on the one hand and the holders of the Registrable Shares included in the offering on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holders of the Registrable Shares on the other with respect to such offering shall be deemed to be in the same proportion as the sum of the total Subscription Price paid to the Company in respect of the Registrable Shares plus the total net proceeds from the offering of the securities (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of the securities (before deducting expenses) received by the holders of the Registrable Shares with respect to such offering exceeds the Subscription Price paid to the Company in respect of the Registrable Shares and in each case the net proceeds received from such offering shall be determined as set forth on the table of the cover page of the prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the holders of the Registrable Shares the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of the Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 1.9
                                                                 -----------
were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.

The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this
Section 1.9 shall be deemed to include, for purposes of this Section 1.9 any
-----------                                                  -----------
legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          1.10.  Survival.  The indemnity agreements contained in Section 1.9
                 --------                                         -----------
shall remain operative and in full force and effect regardless of (i) any termination of the Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Shares.

          1.11.  Information by the Holder.  Each Holder shall furnish to the
                 -------------------------
Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          1.12  Rule 144 Reporting.  With a view to making available the
                ------------------
benefits of certain rules and regulations of the Commission which may permit the sale of the Common Stock to the public without registration, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times following the effective date of the initial Public Offering.

                (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the "1934 Act"); and

                (c) So long as any Holder owns any Common Stock, furnish to the Holder, as appropriate, forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.


     2.  Miscellaneous.
         -------------

          2.1  Transfer of Certain Rights.  The rights granted to the Holders
               --------------------------
under this Agreement to register the Registrable Shares may be transferred by the Holders to a transferee of any of the Registrable Shares. As a condition to a transfer of the rights granted to the Holders under this Agreement, such transferee shall deliver to the Company a written instrument by which such transferee agrees to be bound by the applicable provisions of this Agreement.

          2.2  Amendments.  Except as otherwise provided in this Agreement, the
               ----------
terms and provisions of the Agreement may not be modified or amended except in a writing executed by the Company and the Required Holders. Waivers and exceptions to the requirements and limitations of the covenants hereof may be given, and shall be effective if given in writing by the Required Holders. Notice of any waiver or amendment shall be promptly provided to any Holder not consenting to such waiver or amendment. No waivers of or exceptions of any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          2.3  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          2.4  Headings.  The headings of the sections, subsections, and
               --------
paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

          2.5  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made by hand delivery or registered first class mail:

               (a) If to the Purchasers, to the address and numbers set forth next to the name of each Purchaser on Schedule 1 of the Purchase Agreement.
                                      ----------

               (b) If to another Holder of Registrable Shares, at the most current address or addresses provided to the Company by such Holder;

               (c)  If to the Company:

                    NET-tel Communications, Inc.
                    1023 31st Street, N.W.
                    Washington, D.C.  20007
                    Attention:  Craig Bandes
                                Senior Vice President
                    Tel:  (202) 295-6600
                    Fax:  (202) 965-4154

          2.6  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

          2.7  Entire Agreement; Severability.  This Agreement, the Purchase
               ------------------------------
Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth on the first page hereof.

                              COMPANY:


                              NET-TEL COMMUNICATIONS, INC.



                              By: /s/ James F. Kenefick
                                  ______________________________
                              Name: James F. Kenefick
                              Title: President


                              EXISTING STOCKHOLDERS:

                              /s/ James F. Kenefick
                              _________________________________
                              James F. Kenefick


                              WILLIAMS COMMUNICATIONS, INC.


                              By: /s/ James W. Dutton
                                  ______________________________
                              Name: James W. Dutton
                              Title: Vice President


                              GOLD & APPEL TRANSFER, S.A.

                              By: /s/ Walt Anderson
                                  ______________________________
                              Name: Walt Anderson
                              Title: Attorney-in-Fact

                              PURCHASERS:


                              GOLD & APPEL TRANSFER, S.A.

                              By: /s/ Walt Anderson
                                  ______________________________
                              Name: Walt Anderson
                              Title: Attorney-in-Fact



                              NORTEL NETWORKS INC.



                              By: /s/ Jay R. Prestipino
                                  ______________________________
                              Name: Jay R. Prestipino
                              Title: Director, Customer Finance


                              ALLIED CAPITAL CORPORATION


                              By: /s/ Thomas Aiken
                                  ______________________________
                              Name: Thomas Aiken
                              Title: Associate
                              August 2, 1999

                     SCHEDULE 1 (as amended August 2, 1999)
                     --------------------------------------

                                   PURCHASERS


1.      Gold & Appel Transfer, S.A.    1023 31st Street, N.W.
                                       Washington, D.C.  20007
                                       Attn:  Walter Anderson, Attorney in Fact

2.      Nortel Networks Inc.           GSM 991 15 A40
                                       2221 Lakeside Boulevard
                                       Richardson, TX 75082
                                       Attn: Vice President, Customer Finance

3.      Allied Capital Corporation     1919 Pennsylvania Avenue, N.W., 3rd Floor
                                       Washington, D.C.  20037
                                       Attn:  Scott S.  Binder, Principal
                                              Thomas H. Aiken